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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


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                                   FORM 8-K

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                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 30, 2005


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                                Morgan Stanley
            (Exact name of registrant as specified in its charter)

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           Delaware                        1-11758               36-3145972
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)

            1585 Broadway, New York, New York                       10036
         (Address of principal executive offices)                 (Zip Code)

      Registrant's telephone number, including area code: (212) 761-4000

                                Not Applicable
         (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

Purcell Agreement

On June 30, 2005, Morgan Stanley (the "Company") entered into a settlement and release agreement (the "Purcell Agreement") with Philip J. Purcell, the former Chairman and Chief Executive Officer of the Company. The Purcell Agreement provides that Mr. Purcell's employment with the Company will terminate voluntarily as of June 30, 2005 (the "Termination Date") and that Mr. Purcell will cease to serve in all positions that he holds as an employee, officer or member of the Board of Directors (the "Board") of the Company, its subsidiaries and affiliates (collectively, the "Affiliated Entities") as of the Termination Date. For 30 days following the Termination Date, Mr. Purcell shall continue to receive employee welfare benefits and perquisites as if he were still employed.

Mr. Purcell will receive a bonus payment (the "Bonus Payment") in cash, half of which will be paid on January 15, 2006 and the other half of which will be paid on January 15, 2007. The Bonus Payment will equal the product of (a) two times the sum of (i) Mr. Purcell's annual base salary for the Company's 2004 fiscal year, (ii) Mr. Purcell's annual bonus for the Company's 2004 fiscal year and (iii) the market value of the Company's common stock underlying restricted stock units granted to Mr. Purcell for the Company's 2004 fiscal year (which product equals $43,959,346) and (b) the sum of (i) one and (ii) the percentage change (expressed as a positive or negative decimal) from 2004 to 2005 in the Company's "Pre-Tax Earnings" (as such term is defined in Section 14 of the 1995 Equity Incentive Compensation Plan (the "EICP")) as determined by the Compensation, Management Development and Succession Committee of the Board.

Mr. Purcell will receive an annual payment (the "Annual Payment") equal to $250,000 payable on the Termination Date and the first business day following each anniversary of the Termination Date for the remainder of his life in lieu of benefits that he otherwise would have been provided following the Termination Date. Following the Termination Date, Mr. Purcell will receive retiree medical benefits (the "Retiree Medical Benefits") that are provided to former senior executives of the Company generally pursuant to the terms of the Morgan Stanley Retiree Medical Plan as may be in effect from time to time. Beginning in calendar year 2006, the Company also will provide a contribution (the "Charitable Contribution") of $250,000 per year in Mr. Purcell's name for the remainder of his life to charitable institutions of his selection that are consistent with the Company's charitable strategy. In addition, the Company, at its expense, will provide to Mr. Purcell administrative support (the "Administrative Award") consistent with the administrative support provided by the Company to other former Chief Executive Officers of the Company for the remainder of his life.

Notwithstanding the foregoing, if Mr. Purcell becomes an officer, agent, employee, partner or director of any corporation, partnership or other entity, or otherwise renders services to or assists or holds an interest (except as a less than one-percent shareholder of a publicly traded company) in any "Core Competitor" (as defined pursuant to the EICP), Mr. Purcell will cease to be entitled to the Bonus Payment, Annual Payment, Charitable Contribution and Administrative Award.

Amounts that are vested benefits or that Mr. Purcell is otherwise entitled to receive under any plan, policy, practice or program of or any other contract or agreement with any of the Affiliated Entities at or subsequent to the Termination Date, including under any qualified or non-qualified retirement plan, will be payable in accordance with such plan, policy, practice or program or contract or agreement, except as explicitly modified by the Purcell Agreement. Nevertheless, Mr. Purcell shall not be entitled to any severance pay or benefits under any severance plan, program or policy of any of the Affiliated Entities.

Pursuant to the terms of the original awards and, consistent with the terms of the Purcell Agreement, all of Mr. Purcell's outstanding unvested stock options and other unvested equity awards vest immediately upon the Termination Date and all of his outstanding awards will be governed in accordance with their original terms except that, following the Termination Date, "Cancellation Events" will have the definition that is provided in the Purcell Agreement. Among other things, the Purcell Agreement also contains mutual nondisparagement, confidentiality and release provisions.

The above summary is qualified by the entirety of the terms and conditions set forth in the Purcell Agreement that is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Crawford Agreement

On June 30, 2005, the Company entered into an agreement (the "Crawford Agreement") with Stephen S. Crawford, Co-President of the Company, with respect to Mr. Crawford's employment with the Company. The Crawford Agreement provides that, subject to his continued employment with the Company through the end of the Company's 2006 fiscal year, the aggregate amount Mr. Crawford will receive as his annual base salary, annual bonus and long-term incentive compensation during each of the Company's 2005 and 2006 fiscal years will equal at least $16,000,000 (the "Crawford Target Compensation Amount").

If, prior to the time at which the full amount of the Crawford Target Compensation Amount is paid to Mr. Crawford with respect to the Company's 2005 and 2006 fiscal years, the Company terminates his employment without "Cause" (as defined in the Crawford


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Agreement) or he resigns for "Good Reason" (as defined in the Crawford
Agreement to include, among other things, resignation for any reason from July 5, 2005 through August 3, 2005), subject to Mr. Crawford's execution and non-revocation of the Company's standard form of settlement and release agreement, he shall be entitled to payment of the Crawford Target Compensation Amount in cash (less any amount of such compensation already paid to him) at such time as the components of the Crawford Target Compensation Amount would have been paid to Mr. Crawford had he remained employed by the Company through the date on which such amounts would otherwise have been paid to him.

In addition, Mr. Crawford's 1999 Year-end Stock Option Award and 2003 Special Stock Option Award will continue to vest and remain exercisable for their full 10 year term, he will be provided with continued medical coverage at an initial cost to him of $14,410 per year until he obtains alternative coverage from another employer and he also will be treated as having attained age 55 for purposes of determining his eligibility for participation in the Company's Supplemental Executive Retirement Plan.

The above summary is qualified by the entirety of the terms and conditions set forth in the Crawford Agreement that is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Sidwell Agreement

On June 30, 2005, the Company entered into an agreement (the "Sidwell Agreement") with David H. Sidwell, Executive Vice President and Chief Financial Officer of the Company, with respect to Mr. Sidwell's employment with the Company. The Sidwell Agreement provides that, subject to his continued employment with the Company through October 15, 2005, the aggregate amount Mr. Sidwell will receive as his annual base salary, annual bonus and long-term incentive compensation (the "Total Compensation") with respect to the Company's 2005 fiscal year will equal at least $10,500,000 (the "Sidwell Target Compensation Amount").

If, prior to the time at which the full amount of Mr. Sidwell's Total Compensation is paid with respect to the Company's 2005 and 2006 fiscal years, the Company terminates his employment without "Cause" (as defined in the Sidwell Agreement) or he resigns for "Good Reason" (as defined in the Sidwell Agreement), subject to Mr. Sidwell's execution and non-revocation of the Company's standard form of settlement and release agreement, he shall be entitled to payment of two times the Sidwell Target Compensation Amount in cash (less any amount of such compensation already paid to him) at such time as the components of Total Compensation would have been paid to him had he remained employed by the Company through the date on which such amounts would otherwise have been paid to him.

In addition, all of the equity awards set forth in the Sidwell Agreement will continue to vest, notwithstanding the original terms of such grants, and the Company shall provide Mr. Sidwell with continued medical coverage for 12 months after his termination date at the employee rate.

The above summary is qualified by the entirety of the terms and conditions set forth in the Sidwell Agreement that is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On June 30, 2005, Philip J. Purcell left his position as Chairman and Chief Executive Officer of the Company and Stephen S. Crawford and Zoe Cruz resigned as directors, effective immediately. Mr. Crawford and Ms. Cruz continue to serve as Co-Presidents.

Item 9.01.  Financial Statements and Exhibits.

(c)   Exhibits

      Exhibit
      Number       Description
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        10.1       Purcell Agreement, dated June 30, 2005, between the Company and Mr. Purcell.

        10.2 Crawford Agreement, dated June 30, 2005, between the Company and Mr. Crawford.

        10.3 Sidwell Agreement, dated June 30, 2005, between the Company and Mr. Sidwell.


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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        MORGAN STANLEY
                                        (Registrant)

                                        By: /s/ RONALD T. CARMAN
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                                            Name:  Ronald T. Carman
                                            Title: Assistant Secretary


Date: July 7, 2005